Exhibit 5.1

June 29, 2011

Quantum Corporation
1650 Technology Drive, Suite 800
San Jose, California 95110

RE:	REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Quantum Corporation, a Delaware corporation (the “Company” or “you”) and have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 29, 2011 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 193,596 shares of Quantum Corporation—QTM Common Stock, par value $0.01 per share (the “Shares”), reserved for issuance under the Pancetera Software, Inc. Amended and Restated 2008 Stock Option and Stock Purchase Plan (the “Plan”).

     As your legal counsel, we have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that the Plan is governed by the laws of the State of Delaware (excluding conflict of law principles).

     Based on such examination, it is our opinion that, when issued and sold in the manner referred to in the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH &
ROSATI
Professional Corporation